Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 10, 2004 relating to the financial statements and related financial statement schedule, which appear in Ford Motor Company's Annual Report on Form 10-K for the year ended December 31, 2003.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan
May 10, 2004